UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

UNITY MANAGEMENT GROUP, INC.
(F/K/A UNITY AUTO PARTS, INC.)

(Exact Name of Registrant as Specified in Charter)

Nevada	000-25825	72-1530097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15325 NW 60th Ave Suite 101
Miami lakes, Fl 33014
(Registrant’s Address)

Registrant’s telephone number, including area code: (305) 512-4471

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.01                      Entry into a Material Definitive Agreement

Item 2.01                      Completion of Acquisition or Disposition of Assets

Item 5.01                      Changes in Control of Registrant

Item 8.01                      Other Events

Item 9.01                      Financial Statements and Exhibits

Item 1.01 Entry into a Material Definitive Agreement

As of November 2, 2009, Unity Management Group Inc., a Nevada corporation (including its successors and assigns, “UYMG” or “Registrant” or “Company”); Su, Wan Wen, the former President of UYMG (including its successors and assigns, “Selling Shareholders”), United Healthcare Solutions, Inc., a corporation duly organized under the laws of the State of Nevada (hereinafter the “UHC”), and the shareholders of UHC (the “UHC Shareholders”) entered a Plan of Reorganization (the “Reorganization”), pursuant to which, among other things, 60,000,000 shares of Common Stock of UYMG (hereinafter “UYMG Common Stock”) shall be transferred to the UHC Shareholders, in exchange for 100% of the Shares of UHC being transferred to UYMG. Simultaneously, the 40,000,000 shares of which shall be returned to the treasury.

The above transfer and cancellation will give UHC Shareholders a total of 20,000,000 shares of the Common Stock of UYMG, or a 'controlling interest' in UYMG representing approximately 90.0% of the then issued and outstanding shares of Common Stock. UYMG shall continue as the surviving corporation and UHC shall become a wholly-owned subsidiary of UYMG.

The Plan of Reorganization is attached in Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to and at the closing of the Reorganization, which occurred on November 20, 2009, UYMG authorized Guardian Registrar & Transfer Inc., its transfer agent, to cancel 40,000,000 shares of common stock, and transfer to the UHC Shareholders 20,000,000 shares of common stock of UYMG, or 90.0% of UYMG s then outstanding common stock, in exchange for all of the shares of capital stock of UHC owned by the UHC Shareholders. In addition, as of such date, an Articles of Exchange regarding the Reorganization was filed with the Secretary of State of Nevada.  Upon completion of the physical exchange of the share certificates, UHC became a wholly-owned subsidiary of UYMG.

Item 5.01 Changes in Control of Registrant

The information provided in Item 1.01 and Item 2.01 is hereby incorporated by reference herein.

Upon closing of the Reorganization, UYMG cancelled 40,000,000 shares of common stock, and transferred to the UHC Shareholders 20,000,000 investment shares of Common Stock of UYMG in exchange for 100% of the capital stock of UHC which gave the UHC shareholders an interest in UYMG representing approximately 90.0% of the issued and outstanding shares and caused a change in control of UYMG.

The consummation of the Reorganization has had several additional consequences. Ms. Su Wan Wen resigned from her positions as President, Chief Executive Officer and Director of UYMG. Ms. Zhang Xin Ye resigned from her position as Chief Financial Officer of UYMG. Mr. Cai Wei Heng resigned from his positions as Independent Director of UYMG. The new management appointed by UHC Shareholders is as follows:

Name	Title
Alex Berkovich	President and Director
Michael A. Oliver	Vice President and Director

Item 8.01 Other Events

On November 20, 2009, the Board of Directors of UYMG approved a forward split of UYMG’s Common Stock. The forward split divides UYMG’s outstanding Common Stock on the basis of 1 outstanding shares being changed to 20 outstanding shares.  In other words, every 1 share of Common Stock that is now issued and outstanding will be split into 20 shares. Each shareholder’s percentage ownership in the Company (and relative voting power) will remain essentially unchanged as a result of the forward split. The forward split took effective on January 15, 2010.

On November 20, 2009, the Board of Directors of the Registrant believes it to be in the best interests to change the name of the Registrant to “Unity Management Group, Inc.” The Board believes that the new name will provide a more accurate description of the Registrant’s current operations and to be consistent with the Registrant’s marketing efforts in the health care industry. The name change took effective on January 8, 2010.

The Registrant currently has issued and outstanding 447,036,620 shares of par value $.001 Common Stock which trades on the Pinksheets Electronic OTC Markets under the symbol “UYMG”.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

10.1           Plan of Reorganization between Unity Auto Parts Inc., n/k/a Unity Management Group Inc. and United Healthcare Solutions Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2010	UNITY MANAGEMENT GROUP INC.

	By:	/s/ Alex Berkovich
Alex Berkovich
President